Exhibit 10.14

THIRD AMENDMENT TO
MASTER TIMBER MANAGEMENT AGREEMENT

(Canada Operations)

THIS THIRD AMENDMENT (the “Amendment”) is dated as of the 6th day of August, 1999, by and between HANCOCK NATURAL RESOURCES GROUP, INC., a Delaware corporation (hereinafter referred to as "HNRGI" or the "Client"), and ORM RESOURCES CANADA LTD., a British Columbia company (hereinafter referred to as "Manager").  Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Master Timber Management Agreement dated as of December 5, 1997 and effective as of January 1, 1998 by and between Client and H.A. Simons Ltd. ("Simons") (as amended, the "Master Agreement").

WHEREAS, Client and Simons were parties to the Master Agreement.

WHEREAS, as of January 1, 1999, Manager acquired certain assets of Simons Reid Collins, the forestry management division of Simons.

WHEREAS, in connection with the acquisition of assets by Manager, Manager and Simons entered into that certain Assignment and Assumption Agreement dated as of December 29, 1998 (the "Assignment Agreement"), whereby Manager was assigned and assumed certain rights and obligations of Simons under the Master Agreement.  Client gave its consent thereto pursuant to that certain Consent to Assignment of Master Timber Management Agreement dated as of December 29, 1998.  In addition, Manager and Client entered into that certain Amendment to Master Timber Agreement dated as of December 29, 1998 and intended to be effective as of January 1, 1999.

WHEREAS, the parties wish to further amend the Master Agreement with respect to matter from and after January 1, 1999, all as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.             Property Management Service Fee.  Exhibit 1A of the Master Agreement is hereby replaced by Exhibit 1A to this Amendment.  This replacement is effective as of January 1, 1999.

2.             Miscellaneous.  This Amendment and all exhibits and schedules hereto constitute an integral part of the Master Agreement.  Except as expressly amended by this Amendment, the Master Agreement shall remain in full force and effect.

                IN WITNESS WHEREOF, the parties hereto have executed this Amendment by and through their properly authorized officers on the date first specified above.

CLIENT:		MANAGER:

HANCOCK NATURAL RESOURCE GROUP, INC.		ORM RESOURCES CANADA LTD.

By:	[Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]	By:	/s/ Gary F. Tucker
Its: Western Regional Manager		Its: President & CEO
Date: August 6, 1999		Date: September 15, 1999

EXHIBIT 1A
TO THIRD AMENDMENT
Property Management Service Fee

Property	Acreage	Rate $/Acre
Comox	28,669	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
Cowichan	32,302
Total	60,971